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                                                                 Exhibit (h) (6)


                               THE GALAXY VIP FUND

                            ADMINISTRATION AGREEMENT
                                 Amendment No. 5


                                                                 _________, 2000


PFPC Inc.
4400 Computer Drive
Westborough, Massachusetts  01581

Dear Sirs:

         This letter is to confirm that the undersigned, The Galaxy VIP Fund, a Massachusetts business trust (the "Trust"), has agreed that the Administration Agreement between the Trust and PFPC Inc. (formerly known as First Data Investor Services Group, Inc.) ("PFPC") dated as of June 1, 1997, as previously amended (the "Agreement"), is herewith further amended to provide that PFPC shall be the administrator for the Trust's Large Company Index Fund and Small Company Index Fund on the terms and conditions contained in the Agreement.

         If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy thereof.

                                       Very truly yours,

                                       THE GALAXY VIP FUND



                                       By:
                                            -------------------------------
                                       Name:  John T. O'Neill
                                       Title: President

Accepted:


PFPC INC.


By:
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Name:
Title: